Exhibit 4.1

AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of July 10, 2009 (this “Amendment”), is by and among (a) Waste Connections, Inc., a Delaware corporation (the “Parent”), each Subsidiary of the Parent from time to time party to the Credit Agreement referred to below (the “Subsidiaries” and, together with the Parent, the “Borrowers”), (b) each of the banks and other lending institutions from time to time party to the Credit Agreement referred to below (each a “Lender” and, collectively, the “Lenders”), and (c) Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are party to that certain Revolving Credit Agreement, dated as of September 27, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Stock Purchase Agreement by and among the Parent, on the one hand, and Sanipac, Inc., an Oregon corporation (“Sanipac”), and The Estate of Randall C. Papé, Gary Papé, Terrance Papé and Dian Papé Tooke, on the other hand, the Parent expects to acquire all of the outstanding stock of Sanipac (the “Sanipac Agreement”);

WHEREAS, Sanipac owns approximately seventy-five percent (75%) of EcoSort, L.L.C., an Oregon limited liability company (“EcoSort”); and

WHEREAS, the Borrowers and the Required Lenders desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.        Amendments to the Credit Agreement.

§1.1.     Amendment to §1 of the Credit Agreement (Definitions).  The definition of “Excluded Subsidiaries” in Section 1 of the Credit Agreement is hereby amended by inserting immediately prior to the period at the end thereof, the following text: “; provided that notwithstanding the foregoing, “Excluded Subsidiaries” shall not include any Subsidiary the Capital Stock of which is or becomes 100% owned by any Borrower, and any such Subsidiary shall be subject to the requirements of a new Subsidiary pursuant to Section 6.16; provided further that, for purposes of Section 6.16, any such Subsidiary shall be deemed to have been acquired as of the date on which any Borrower first owns 100% of the outstanding Capital Stock of such Subsidiary”.

§1.2.     Amendment to Schedule 2 to the Credit Agreement (Subsidiaries).  Schedule 2 to the Credit Agreement is hereby amended by deleting such Schedule 2 in its entirety and substituting, in lieu thereof, Schedule 2 attached hereto as Exhibit A.

§2. Affirmation of the Borrowers.  Each Borrower hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders, including, without limitation, the Loans and the Reimbursement Obligations, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Administrative Agent and the Lenders, as applicable, the Loans, the Reimbursement Obligations and all other amounts due under the Credit Agreement, as amended hereby, and the other Loan Documents, at the times and in the amounts provided for therein.  Each Borrower confirms and agrees that all references to the term “Credit Agreement” in the Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.

§3. Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby are within the corporate authority of such Borrower, have been duly authorized by all necessary corporate proceedings on behalf of such Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which such Borrower is subject or such Borrower’s constitutive documents or of any agreement or other instrument binding upon such Borrower.

(b) Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Borrower of this Amendment or the Credit Agreement as amended hereby.

(d) The representations and warranties contained in Article V of the Credit Agreement, the other Loan Documents and in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent (i) of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not material adverse or (ii) that such representations and warranties relate expressly to an earlier date.

(e) Such Borrower has performed and complied in all material respects with all terms and conditions herein and in the Credit Agreement required to be performed or complied with by such Borrower prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

§4. Conditions Precedent.  This Amendment shall become effective as of the date on which all of the following shall have occurred (and shall not be effective until the date on which all of the following shall have occurred):

§4.1.     The Borrowers and the Required Lenders shall have duly executed and delivered to the Administrative Agent a copy of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent; and

§4.2.     The acquisition of Sanipac by the Parent pursuant to the Sanipac Agreement shall have closed in accordance with such agreement.

§5. Miscellaneous Provisions.

§5.1.     Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as a single instrument.  This Amendment shall constitute a Loan Document under the Credit Agreement.

§5.2.     The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as specifically set forth herein.

§5.3.     This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§5.4.     Without limiting the expense reimbursement requirements set forth in Section 14.1 of the Credit Agreement, the Borrowers hereby agree to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent and the Lenders in connection with the preparation of this Amendment (including legal fees).

§6. Governing Law.  THIS AMENDMENT SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402).

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE BORROWERS:

WASTE CONNECTIONS, INC.
ADVANCED SYSTEMS PORTABLE
RESTROOMS, INC.
AMERICAN DISPOSAL COMPANY, INC.
AMERICAN SANITARY SERVICE, INC.
AMERICAN WEST LEASING, INC.
ANDERSON COUNTY LANDFILL, INC.
ANSON COUNTY LANDFILL, INC.
BITUMINOUS RESOURCES, INC.
BRENT RUN LANDFILL, INC.
BROADACRE LANDFILL, INC.
BUTLER COUNTY LANDFILL, INC.
CAMINO REAL ENVIRONMENTAL
CENTER, INC.
CHIQUITA CANYON, INC.
COLD CANYON LAND FILL, INC.
COMMUNITY REFUSE DISPOSAL INC.
CONTRACTORS WASTE SERVICES, INC.
CORRAL DE PIEDRA LAND COMPANY
COUNTY RECYCLING, INC.
CURRY TRANSFER & RECYCLING, INC.
D. M. DISPOSAL CO., INC.
DENVER REGIONAL LANDFILL, INC.
ELKO SANITATION COMPANY
EMPIRE DISPOSAL, INC.
EVERGREEN DISPOSAL, INC.
ENVIRONMENTAL TRUST COMPANY
FINNEY COUNTY LANDFILL, INC.
FRANK’S SERVICE, INC.
FRONT RANGE LANDFILL, INC.
G & P DEVELOPMENT, INC.
HAROLD LEMAY ENTERPRISES,
INCORPORATED

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

HIGH DESERT SOLID WASTE FACILITY, INC.
(F/K/A RHINO SOLID WASTE, INC.)
ISLAND DISPOSAL, INC.
J BAR J LAND, INC.
KELLY’S HAUL AWAY, INC.
LAKESHORE DISPOSAL, INC.
LEALCO, INC.
LES’ COUNTY SANITARY, INC.
MADERA DISPOSAL SYSTEMS, INC.
MAMMOTH DISPOSAL COMPANY
MANAGEMENT ENVIRONMENTAL
NATIONAL, INC.
MASON COUNTY GARBAGE CO., INC.
MDSI OF LA, INC.
MILLENNIUM WASTE INCORPORATED
MISSION COUNTRY DISPOSAL
MORRO BAY GARBAGE SERVICE
MURREY’S DISPOSAL COMPANY, INC.
NEBRASKA ECOLOGY SYSTEMS, INC.
NOBLES COUNTY LANDFILL, INC.
NORTHERN PLAINS DISPOSAL, INC.
NORTHWEST CONTAINER SERVICES, INC.
OKLAHOMA CITY WASTE DISPOSAL, INC.
OKLAHOMA LANDFILL HOLDINGS, INC.
OSAGE LANDFILL, INC.
PSI ENVIRONMENTAL SERVICES, INC.
PSI ENVIRONMENTAL SYSTEMS, INC.
PUEBLO SANITATION, INC.
R.A. BROWNRIGG INVESTMENTS, INC.
RED CARPET LANDFILL, INC.
RH FINANCIAL CORPORATION
RURAL WASTE MANAGEMENT, INC.
SAN LUIS GARBAGE COMPANY
SCOTT SOLID WASTE DISPOSAL COMPANY
SEABREEZE RECOVERY, INC.
SEDALIA LAND COMPANY

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

SOUTH COUNTY SANITARY SERVICE, INC.
SOUTHERN PLAINS DISPOSAL, INC.
TACOMA RECYCLING COMPANY, INC.
TENNESSEE WASTE MOVERS, INC.
WASCO COUNTY LANDFILL, INC.
WASTE CONNECTIONS MANAGEMENT
SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ARIZONA, INC.
WASTE CONNECTIONS OF ARKANSAS, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
(F/K/A AMADOR DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF GEORGIA, INC.
(F/K/A WCI OF GEORGIA, INC.)
WASTE CONNECTIONS OF IDAHO, INC.
(F/K/A MOUNTAIN JACK
ENVIRONMENTAL SERVICES, INC.)
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
(F/K/A WHALEY WASTE SYSTEMS INC.)
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
(F/K/A RITTER’S SANITARY SERVICE, INC.)
WASTE CONNECTIONS OF MISSISSIPPI, INC.
(F/K/A LIBERTY WASTE SERVICES OF
MISSISSIPPI HOLDINGS, INC.)
WASTE CONNECTIONS OF MISSOURI, INC.
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

WASTE CONNECTIONS OF NORTH
CAROLINA, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
(F/K/A B & B SANITATION, INC.)
WASTE CONNECTIONS OF OREGON, INC.
(SUCCESSOR BY MERGER TO
ENVIRONMENTAL WASTE SYSTEMS, INC.
AND F/K/A SWEET HOME SANITATION
SERVICE, INC.)
WASTE CONNECTIONS OF SOUTH
CAROLINA, INC.
WASTE CONNECTIONS OF SOUTH
DAKOTA, INC.
(F/K/A NOVAK ENTERPRISES, INC.)
WASTE CONNECTIONS OF TENNESSEE, INC.
(F/K/A LIBERTY WASTE SERVICES OF
TENNESSEE HOLDINGS, INC.)
WASTE CONNECTIONS OF THE CENTRAL
VALLEY, INC.
(F/K/A/ KINGSBURG DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF UTAH, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS TRANSPORTATION
COMPANY, INC.
WASTE SERVICES OF N.E. MISSISSIPPI, INC.
WEST BANK ENVIRONMENTAL SERVICES, INC.
WEST COAST RECYCLING AND TRANSFER, INC.
WYOMING ENVIRONMENTAL SERVICES, INC.
WYOMING ENVIRONMENTAL SYSTEMS, INC.
YAKIMA WASTE SYSTEMS, INC.

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

COLUMBIA RESOURCE CO., L.P.
FINLEY-BUTTES LIMITED PARTNERSHIP

By:	Management Environmental National, Inc.,
its General Partner

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

EL PASO DISPOSAL, LP

By:	Waste Connections of Texas, LLC,
its General Partner

By:	Waste Connections Management Services,
Inc., its Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

GLACIER DISPOSAL, L.L.C.
LAUREL RIDGE LANDFILL, L.L.C.
SUNRISE SANITATION, LLC
WASTE CONNECTIONS OF MISSISSIPPI
DISPOSAL SERVICES, LLC (F/K/A
SANTEK ENVIRONMENTAL OF
MISSISSIPPI, L.L.C.)
WASTE CONNECTIONS OF LEFLORE, LLC
(F/K/A WASTE SERVICES OF
MISSISSIPPI, LLC)

By:	Waste Connections, Inc.,
its Managing Member

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

WASTE CONNECTIONS OF TEXAS, LLC

By:	Waste Connections Management
Services, Inc., its Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

HORIZON PROPERTY MANAGEMENT, LLC
RAILROAD AVENUE DISPOSAL, LLC
SCOTT WASTE SERVICES, LLC
THE TRASH COMPANY, LLC
WASTE SOLUTIONS GROUP OF SAN
BENITO, LLC
VOORHEES SANITATION, L.L.C.
PIERCE COUNTY RECYCLING,
COMPOSTING AND DISPOSAL, LLC

By:	Waste Connections, Inc.
its Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

ANDERSON REGIONAL LANDFILL, LLC

By:	Anderson County Landfill, Inc., its Sole
Member and Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

CHIQUITA CANYON, LLC

By:	Chiquita Canyon, Inc., its Sole
Member and Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE BORROWERS

SILVER SPRINGS ORGANICS, L.L.C.

By:	Waste Connections, Inc.
its Sole Member and Manager

By:	/s/ Worthing F. Jackman
Name:	Worthing F. Jackman
Title:	Chief Financial Officer

Signature page to Amendment No. 2 to Revolving Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/	Maria F. Maia
		Name:	Maria F. Maia
		Title:	Managing Director

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

BANK OF AMERICA, N.A.

By:	/s/	Maria F. Maia
		Name:	Maria F. Maia
		Title:	Managing Director

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/	Alexander M. Rogin
		Name:	Alex Rogin
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/	Heidi Sandquist
		Name:	Heidi Sandquist
		Title:	Director

By:	/s/	Ming K. Chu
		Name:	Ming K. Chu
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

WELLS FARGO BANK, N.A.

By:	/s/	Russell A. McClymont
		Name:	Russell A. McClymont
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

UNION BANK OF CALIFORNIA N.A.

By:	/s/	Mike Deutsch
		Name:	Mike Deutsch
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/	Oksana Guy
		Name:	Oksana Guy
		Title:	A.V.P.

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

COMMERZBANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES

By:	/s/	Gill Realon
		Name:	Gill Realon
		Title:	First Vice President

By:	/s/	Diane Morgan
		Name:	Diane Morgan
		Title:	Associate

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

KEYBANK NATIONAL ASSOCIATION

By:	/s/	Frank J. Jancar
		Name:	Frank J. Jancar
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/	Philip K. Liebscher
		Name:	Philip K. Liebscher
		Title:	Senior Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/	Yasuhiko Imai
		Name:	Yasuhiko Imai
		Title:	Senior Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

BANK OF THE WEST

By:	/s/	Robert Finkbohner
		Name:	Robert Finkbohner
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

COBANK, ACB

By:	/s/	David W. Dornbirer
		Name:	David W. Dornbirer
		Title:	Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

THE LENDERS:

PEOPLE’S UNITED BANK

By:	/s/	David K. Sherrill
		Name:	David K. Sherrill
		Title:	First Vice President

Signature page to Amendment No. 2 to Revolving Credit Agreement

Exhibit A

Schedule 2 to Credit Agreement

[See attached]